EXHIBIT 99.1

News Release
May 30, 2013

For Release:	Immediately
Contact:	CH Energy Group:	Denise D. VanBuren, (845) 471-8323
	Fortis Inc.:	Donna Hynes, (709) 737-2800

CH Energy Group and Fortis Offer Enhancements to Merger Proposal
Rate Freeze, Job Protection and Community Support Among Elements Extended

(Albany, NY) CH Energy Group, Inc. (NYSE: CHG), parent company of Central Hudson Gas & Electric Corporation, and Fortis Inc. (TSX:FTS) today filed a letter with the New York State Public Service Commission offering additional enhancements to the package of significant customer benefits contained within a Joint Proposal regarding their merger that was filed on January 28, 2013. The enhancements respond to the public input received since that time, including the Recommended Decision that was issued by the Commission on May 3, 2013. The Commission's approval is the only remaining requirement to close the transaction, which was first announced 15 months ago.

"We appreciate the strong support that we have received from so many of our stakeholders, and today we proved that we have also listened to requests for additional enhancements to the Joint Proposal," said CH Energy Group Chairman Steven V. Lant. "We know this merger is in the best interests of all we serve, and we are committed to delivering its many benefits to our customers."

Fortis Vice President, Finance, and Chief Financial Officer Barry Perry said that Fortis is equally committed to serving the best interests of the communities of the Hudson River Valley. "Central Hudson is a well-run utility that is dedicated to serving its customers and its communities.

"The unique Fortis federation model ensures Central Hudson will remain a locally run company with customers receiving the benefits offered by this transaction. We look forward to receiving the Commission's approval in order to begin providing those benefits to Central Hudson customers," he said.

The highlights of the Joint Proposal and enhancements offered to the Commission for its consideration include the following

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Customers will receive $49.25 million of real, tangible, hard-dollar benefits, which can be used by the Commission to cover previously incurred storm costs, to invest in economic development, to support low income programs and to implement other rate-mitigation measures.

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The freeze in customer delivery rates will be extended by an additional year, meaning that rates will not change for a three-year period from July 1, 2012, through July 1, 2015. Central Hudson will make $215 million in capital expenditures during this period, including an estimated $50 million which will have a "storm hardening" effect on its infrastructure – all without any increase in utility delivery rates.

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Central Hudson's unionized workers now fully support the merger, following an agreement to retain all jobs, to provide an additional year of contract stability and to add approximately 35 new jobs.  The same effective four-year "no layoff" commitment has also been made to non-unionized employees, bringing greater job security to all 875 Central Hudson employees.

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The commitment to continue Central Hudson's strong community relations support will be at least doubled from five to a minimum of 10 years. This will ensure that Central Hudson's involvement with the community will continue as it has for generations.

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Central Hudson's name, headquarters and staff will all remain unchanged by becoming part of the Fortis federation model of operating utilities. As a further commitment to local governance, the minimum number of independent Central Hudson directors who reside or do business within the service territory will also be increased to two members.

-	With Commission oversight, $5 million will be allocated toward economic development and low-income programs.

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Customers will benefit through Fortis' strong credit rating, greater scale and access to capital to finance an estimated $600 million in infrastructure investments during the next five years. The greater access to capital will improve Central Hudson's ability to participate in Governor Cuomo's Energy Highway initiative, which will improve service reliability, reduce costs and bring more renewable energy into the Hudson Valley.

"In today's consolidating utility industry, Central Hudson's future is very uncertain without Fortis as a partner," said Lant. "No alternate transaction could likely ensure that Central Hudson would remain an independently operated company. Absent Fortis, our customers will be deprived of nearly $50 million in benefits and we will need to seek near-term delivery rate increases in order to fund our capital investments. That undesirable and uncertain alternative must be avoided."

In their letter, Lant and Perry requested that the Commission approve the merger transaction at its next scheduled meeting on June 13, 2013. Once ordered by the Commission, both companies will be contractually required by law to fulfill all terms of the agreement.

"The terms of the merger, especially as enhanced, provide a compelling outcome that significantly exceeds the required 'net positive benefit' test and one that is truly in the public interest," Perry said. "We have listened, worked cooperatively and reached deeply to extend this offer. Central Hudson, its customers and employees will all benefit if the company becomes a member of the Fortis federation of utilities. We look very much forward to that day."

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About CH Energy Group, Inc.: CH Energy Group, Inc. is predominantly a regulated transmission and distribution utility, headquartered in Poughkeepsie, NY. Central Hudson Gas & Electric Corporation serves approximately 300,000 electric and about 75,000 natural gas customers in eight counties of New York State's Mid-Hudson River Valley, delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany. CH Energy Group also operates Central Hudson Enterprises Corporation (CHEC), a non-regulated subsidiary composed primarily of Griffith Energy Services, which supplies energy products and services to approximately 56,000 customers in the Mid Atlantic Region, as well as several renewable energy investments.

Forward-Looking Statements
Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including "anticipates," "intends," "estimates," "believes," "projects," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group's and Central Hudson's future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the acquisition by a subsidiary of Fortis Inc. and the expected timing of the transaction, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the proposed Fortis transaction will not be satisfied or waived including regulatory approvals of the proposed Fortis transaction on the timing and terms thereof; the impact of delay or failure to complete the proposed Fortis transaction on CH Energy Group stock price; deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group and Central Hudson undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

Additional Information about the Fortis Transaction and Where to Find It
In connection with the proposed acquisition of CH Energy Group by Fortis, CH Energy Group filed a definitive proxy statement with the SEC on May 9, 2012, and has filed other relevant materials with the SEC as well. Investors and security holders of CH Energy Group are urged to read the proxy statement and other relevant materials filed with the SEC because they contain important information about the proposed acquisition and related matters. Investors and stock shareholders may obtain a free copy of the proxy statement, and other documents filed by CH Energy Group, at the SEC's Web site, www.sec.gov. These documents can also be obtained by investors and stockholders free of charge from CH Energy Group at CH Energy Group's website at www.chenergygroup.com, or by contacting CH Energy Group's Shareholder Relations Department at (845) 486-5204.